Exhibit 99.1

BitNile Holdings Announces Preliminary Q3 2022 Revenue of $49 Million, up 182% from Q2 2022

Preliminary Revenue for the Nine Months ended September 30, 2022 of $99 Million, up 123% From the Prior Year Period

LAS VEGAS--(BUSINESS WIRE) – Oct. 10, 2022 -- BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”), today announced preliminary unaudited revenue for three and the nine months ended September 30, 2022.

September 30, 2022 period end highlights include:

•	BitNile’s preliminary revenue for the three months ended September 30, 2022 increased by $31.6 million, or 182%, to $49.0 million, from $17.4 million for the three months ended June 30, 2022;

•	BitNile’s preliminary revenue for the three months ended September 30, 2022 increased by $79.8 million to $49.0 million, from negative revenue of $30.8 million for the three months ended September 30, 2021; and

•	BitNile’s preliminary revenue for the nine months ended September 30, 2022 increased by $54.6 million, or 123%, to $99.1 million, from $44.6 million for the nine months ended September 30, 2021.

Preliminary unaudited revenue by business segment are as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Business Segment	2022	2021	2022	2021
Gresham Worldwide	$7,500,000	$6,373,000	$21,300,000	$19,198,000
TurnOnGreen	1,900,000	1,094,000	4,100,000	4,308,000
Real Estate	5,500,000	-	12,800,000	-
The Singing Machine Company	16,700,000	-	16,700,000	-
Ault Alliance	-		-
Cryptocurrency mining	3,900,000	238,000	11,400,000	619,000
Revenue from lending and trading activities	13,200,000	(38,868,000)	32,000,000	19,615,000
Other	300,000	369,000	800,000	840,000
Total revenue	$49,000,000	$(30,794,000)	$99,100,000	$44,580,000

Milton “Todd” Ault, III, the Company’s Executive Chairman, stated, “We remain focused on delivering strong revenue growth and improved overall performance across our business segments and are pleased with the preliminary top-line results announced today.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, karaoke audio equipment, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

Contacts:

IR@BitNile.com or 1-888-753-2235